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                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
Pioneer Tax-Free Income Fund

As independent public accountants, we hereby consent to the use of our report on Pioneer Tax-Free Income Fund dated February 9, 2001 (and to all references to our firm) included in or made a part of Pioneer Tax-Free Income Fund's Post-Effective Amendment No. 45 and Amendment No. 37 to Registration Statement File Nos. 002-57653 and 811-07597, respectively.



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Boston, Massachusetts
December 19, 2001